UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

NGP CAPITAL RESOURCES COMPANY

(Exact name of Registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Fannin, Suite 3800
Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2013, NGP Capital Resources Company, a Maryland corporation (the “Company”), entered into a Third Amended and Restated Revolving Credit Agreement (the “Investment Credit Agreement”), among the Company, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders.

Under the Investment Credit Agreement, the lenders have agreed to extend revolving credit to the Company in an amount not to exceed $72,000,000, which includes a $10,000,000 letter of credit subfacility; however, the Company has the ability to increase the credit available under the Investment Credit Agreement to an amount not to exceed $125,000,000 by obtaining additional commitments from existing lenders or new lenders. The Investment Credit Agreement expires on May 23, 2016 and bears interest, at the Company’s option, at either (i) LIBOR plus 325 to 475 basis points, based on the degree of leverage of the Company or (ii) the base rate plus 225 to 375 basis points, based on the degree of leverage of the Company. Proceeds from the Investment Credit Agreement will be used to supplement the Company’s equity capital to make portfolio investments.

The obligations under the Investment Credit Agreement are secured by substantially all of the Company’s assets, except certain assets that secure that certain Treasury Secured Revolving Credit Agreement among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent for the lenders (the “Treasury Credit Agreement”), and are guaranteed by the Company’s existing and future subsidiaries, other than special purpose subsidiaries and certain other subsidiaries. The Investment Credit Agreement contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including: (a) maintaining a ratio of net asset value to consolidated total indebtedness (excluding certain unsecured indebtedness up to $15,000,000 and net hedging liabilities) of the Company and its subsidiaries, of not less than 2.25:1.0, (b) maintaining a ratio of net asset value to consolidated total indebtedness (including net hedging liabilities, but excluding certain unsecured indebtedness up to $15,000,000) of the Company and its subsidiaries, of not less than 2.0:1.0, (c) maintaining a ratio of net income (excluding revenue from collateral under the Treasury Credit Agreement) plus interest, taxes, depreciation and amortization expenses (“EBITDA”) to interest expense (excluding interest on loans under the Treasury Credit Agreement) of the Company and its subsidiaries of not less than 3.0:1.0, (d) limitations on additional indebtedness, (e) limitations on liens, (f) limitations on mergers and other fundamental changes, (g) limitations on dividends, (h) limitations on disposition of assets other than in the normal course of business, (i) limitations on transactions with affiliates, (j) limitations on agreements that prohibit liens on properties of the Company and its subsidiary guarantors, (k) limitations on sale and leaseback transactions, (l) limitations on speculative hedging transactions, (m) limitations on significant changes to accounting treatment or reporting practices, except as required or permitted by generally accepted accounting principles, and (n) limitations on the aggregate amount of unfunded commitments. From time to time, certain of the lenders provide customary commercial and investment banking services to the Company.

The Investment Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Investment Credit Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Investment Credit Agreement.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d. Exhibits.

10.1 Third Amended and Restated Revolving Credit Agreement dated as May 23, 2013, among the Company, the lenders party thereto and SunTrust Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By: /s/ L. Scott Biar

L. Scott Biar

Chief Financial Officer

Date: May 29, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Revolving Credit Agreement dated as of May 23, 2013, among the Company, the lenders party thereto and SunTrust Bank, as administrative agent.